Exhibit 10.11

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION VERSION

PATENT CROSS-LICENSE AGREEMENT

THIS PATENT CROSS-LICENSE AGREEMENT (“Agreement”) is entered into as of this 18th day of December, 2008 (the “Effective Date”) by and between BIND Biosciences Inc., a Delaware corporation, with a principal place of business at 101 Binney Street, Cambridge, Massachusetts 02142 (“BIND”) and Selecta Biosciences, Inc., a Delaware corporation, with a principal place of business at 480 Arsenal Street, Building One, Watertown, Massachusetts 02472 (“Selecta”), each of BIND and Selecta being a “Party” and collectively being the “Parties.”

INTRODUCTION

1.                                      BIND owns and has, or may in the future own and have, rights in various patents issued, and applications for patents pending, in various countries of the world as to which Selecta desires to acquire a license, and

2.                                      Selecta owns and has, or may in the future own and have, rights in various patents issued, and applications for patents pending, in various countries of the world as to which BIND desires to acquire a license.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement, it is agreed as follows:

Article 1 - DEFINITIONS

The following capitalized terms shall have the following meanings:

1.1                               “Affiliate” means, with respect to a Party or Third Party, a corporation, company or other entity, directly or through one or more intermediaries, controlling, controlled by, or under common control with such Party or Third Party.  For purposes of this Section 1.1, “control” and cognates thereof shall mean direct or indirect ownership or control of more than fifty percent (50%) of the outstanding shares or securities having the right to vote for the election of directors or other managing authority of the controlled entity; provided that if local law restricts foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2                               “Bankruptcy Event” means, with respect to a Party:

(a)                                 the entry by a court of competent jurisdiction of:  (i) a decree or order for relief in respect of a Party in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (w) adjudging a Party a bankrupt or insolvent, (x) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, a Party under any Bankruptcy Law, (y) appointing a custodian of a Party or of any substantial part of the property of a Party, or (z) ordering the winding-up or liquidation of the affairs of a Party, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive calendar days; or

(b)                                 (i) the commencement by a Party of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, (ii) the consent by a Party to the entry of a decree or order for relief in respect of such Party in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against such Party, (iii) the filing by a Party of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (iv) the consent by a Party to the filing of such petition or to the appointment of or taking possession by a custodian of such Party or of any substantial part of the property of such Party, (v) the making by a Party of an assignment for the benefit of creditors, (vi) the admission by a Party in writing of its inability to pay its debts generally as they become due, or (vii) the approval by stockholders of a Party of any plan or proposal for the liquidation or dissolution of such Party.

1.3                               “Bankruptcy Law” means Title 7 or Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

1.4                               “BIND Licensed Patents” means, subject to Sections 7.4.3, 7.5 and 7.6, all Patent Rights (a) Controlled by BIND or any of its Affiliates as of the Effective Date or during the Patent License Period for BIND (“Core BIND Licensed Patents”), and (b) Controlled by BIND or any its Affiliates after the end of the Patent License Period for BIND that claim priority (directly or indirectly, in whole or in part) from any of the Core BIND Licensed Patents, but excluding Excluded Ligand Claim Scope of BIND.  Those BIND Licensed Patents published as of the Effective Date are set forth on Exhibit A to this Agreement, which Exhibit shall be updated and transmitted in writing by BIND on a quarterly basis during the Patent License Period for BIND and for five (5) years thereafter to list all BIND Licensed Patents published as of the date of such update.

1.5                               “BIND Field” means any and all fields other than the Selecta Field.

1.6                               “Change of Control” means, with respect to a Party:  (i) the sale of all or substantially all of such Party’s assets or business (in one transaction or a series of related transactions); (ii) a merger, reorganization or consolidation involving such Party in which the stockholders of the Party, immediately prior to the merger, reorganization or consolidation, would not, immediately after the merger, reorganization or consolidation, “beneficially own” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of the entity issuing cash or securities in the merger, reorganization or consolidation (or of its ultimate parent entity, if any); or (iii) a person or entity becomes the “beneficial owner” (as defined above) of more than fifty percent (50%) of the voting securities of such Party, other than directly from such Party; provided that “Change of Control” will not include any transaction effected by a Party for equity or debt financing purposes.

1.7                               “Confidential Information” means all information (whether in written, oral, electronic, visual, tangible, or other form) and materials that are disclosed by one Party to the other Party during the term of this Agreement and are either identified as confidential at the time of disclosure or should reasonably be believed to be of the type of information that would be considered confidential under the circumstances.  The terms of this Agreement shall be treated as “Confidential Information” of each Party.

1.8                               “Control” and any cognate thereof means, with respect to any Patent Rights, the possession by a Party or any of its Affiliates of the ability to grant a (sub)license under such Patent Rights (whether by sole or joint ownership or by (sub)license (other than pursuant to this Agreement)), without violating the terms of any agreement or other arrangement with any Third Party and without any obligation to pay royalties or any other payments or provide consideration to any Third Party in each case attributable to a sublicense to the other Party or any of its Affiliates.

1.9                               “Cross-Licensed Patents” means the BIND Licensed Patents and the Selecta Licensed Patents.  A Party’s Cross-Licensed Patents are, for BIND, the BIND Licensed Patents and, for Selecta, the Selecta Licensed Patents.

1.10                        “Excluded Ligand Claim Scope” means (a) any and all claims within a Party’s Cross-Licensed Patents covering a surface molecular entity that [***] under Section 102 of 35 U.S.C. to such claim, and (b) that claim scope of a Party’s Cross-Licensed Patents covering (and only to the extent covering) the manufacture, use, sale, offer for sale or import of the claim scope of any such claim of clause (a), provided that a claim may satisfy the requirements for clause (a) above (and thus give rise to Excluded Ligand Claim Scope) if and only if:

1.10.1              all of the [***] included within the scope of the claim in question [***], meaning that if any of the [***] covered by the claim in question fail to satisfy such standard then such claim shall not give rise to Excluded Ligand Claim Scope; and

1.10.2              the Party’s Cross-Licensed Patent containing the claim in question includes reasonable scientific evidence demonstrating that a reasonable proportion (by reference to the written description and the enablement standards under Section 112 of 35 U.S.C.) of [***] covered by the claim in question [***], meaning that absent such required scientific evidence such claim shall not give rise to Excluded Ligand Claim Scope; any such scientific evidence may include cell-based or in vitro assays, but prophetic or even circumstantial evidence (e.g., [***]) will not suffice to demonstrate [***].

For clarity, for this definition, [***].

1.11                        “Minimum R&D Amount” means at least [***] Dollars ($[***]) in R&D Expenditures, measured on a rolling four-quarters basis.

1.12                        “Patent Rights” means all patents and patent applications (including provisional patent applications, continuations, continuations-in-part, divisionals, or substitute applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate), and any confirmation patent, registration patent, patent of addition, or inventor’s certificate in any country of the world.

1.13                        “Patent License Period” means the Patent License Period for BIND or the Patent License Period for Selecta, as applicable.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.14                        “Patent License Period for BIND” means the period beginning on the Effective Date and ending on the[***] anniversary thereof, subject to extension by mutual agreement of the Parties in accordance with Section 7.1 or negation pursuant to Section 7.7.

1.15                        “Patent License Period for Selecta” means the period beginning on the Effective Date and ending on the [***] anniversary thereof, subject to extension by mutual agreement of the Parties in accordance with Section 7.1.

1.16                        “R&D Expenditures” means, with respect to a Party and its Affiliates, expenditures on research and development activities reasonably likely to give rise to additional Cross-Licensed Patents.  R&D Expenditures include expenditures by a Party’s (sub)licensees on research and development activities reasonably likely to give rise to additional Cross-Licensed Patents.

1.17                        “Selecta Field” means solely prophylactic and therapeutic vaccines which (a) [***] or (b) [***], and (c) in the case of both (a) and (b), have a therapeutic or prophylactic benefit substantially mediated by [***].  Selecta agrees that vaccines that do not contain at least [***], other than those described in (b) in the preceding sentence, are not in the Selecta Field.

1.18                        “Selecta Licensed Patents” means, subject to Sections 7.4.3, 7.5, 7.6 and 7.7, all Patent Rights (a) Controlled by Selecta or any its Affiliates as of the Effective Date and during the Patent License Period for Selecta (“Core Selecta Licensed Patents”), and (b) Controlled by Selecta or any of its Affiliates after the end of the Patent License Period for Selecta that claim priority (directly or indirectly, in whole or in part) from any of the Core Selecta Licensed Patents, but excluding Excluded Ligand Claim Scope of Selecta.  Those Selecta Licensed Patents published as of the Effective Date are set forth on Exhibit B to this Agreement, which Exhibit shall be updated and transmitted in writing by Selecta on a quarterly basis during the Patent License Period for Selecta and for [***] years thereafter to list all Selecta Licensed Patents published as of the date of such update.

1.19                        “(sub)license” shall mean license or sublicense, as applicable, and “(sub)licensee” shall mean licensee or sublicensee, as applicable.

1.20                        “Third Party” means any person or entity other than a Party or its Affiliates.

Article 2 - GRANTS

2.1                               License Grants.

2.1.1                     BIND License Grant.  Subject to the terms and conditions of this Agreement, BIND hereby grants to Selecta and its Affiliates a perpetual, irrevocable, royalty-free, non-exclusive and worldwide (sub)license under the BIND Licensed Patents to make, have made, use, offer for sale, sell and import products and services in the Selecta Field.

2.1.2                     Selecta License Grant.  Subject to the terms and conditions of this Agreement, Selecta hereby grants to BIND and its Affiliates a perpetual, irrevocable, royalty-free, non-exclusive and worldwide (sub)license under the Selecta Licensed Patents to make, have made, use, offer for sale, sell and import products and services in the BIND Field.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.1.3                     Affiliates and License Grants.  The foregoing (sub)license grants automatically extend, without any further action by a Party, to each person and entity that is an Affiliate of such Party as of the Effective Date or becomes an Affiliate of such Party thereafter, but only for so long as such person or entity remains an Affiliate of such Party, and the other Party shall be in direct privity under this Agreement with any such (sub)licensed Affiliate under this Agreement.

2.2                               Excluded Ligand Claim Scope.

2.2.1                     Introduction.  The Parties intend that the license grants of each Party in Section 2.1 will not cover the Excluded Ligand Claim Scope of such Party.

2.2.2                     Inquiries Regarding Excluded Ligand Claim Scope.

(a)                                 During the term of this Agreement and thereafter, a Party may request (the “requesting Party”) in writing of the other Party (the “responding Party”) whether there is a conflict respecting a claim of the requesting Party believed by the Requesting Party to be within the Excluded Ligand Claim Scope of the requesting Party.  When making any such request, the requesting Party will provide to the responding Party (i) the chemical structure of [***], (ii) the applicable requesting Party’s Cross-Licensed Patent (the “Reference Patent Application”), which Reference Patent Application if not already published will be redacted to disclose only the chemical structure of [***], and such reasonable scientific evidence, and (iii) the claim of the Reference Patent Application that the requesting Party believes satisfies clause (a) of the definition of “Excluded Ligand Claim Scope” in Section 1.10, along with the priority date for such claim.

(b)                                 The responding Party will respond in writing within [***] days of any such request under Section 2.2.2(a).  If the responding Party believes in good faith that the particular [***] in question is the basis of Excluded Ligand Claim Scope of the responding Party as opposed to the requesting Party, or that the Parties have overlapping Excluded Ligand Claim Scope based on the request (taking into account the applicable Reference Patent Applications of the requesting and the responding Parties, and the priority dates of the claims at issue), then the responding Party will notify the requesting Party in writing and provide a copy of the responding Party’s applicable Reference Patent Application and the information required by clauses (i) to (iii) of Section 2.2.2(a); otherwise the responding Party will respond in the negative.  Failure of a responding Party to identify any potentially overlapping Excluded Ligand Claim Scope of the responding Party’s then Cross-Licensed Patents in response to a request under Section 2.2.2(a) will serve to waive the rights of the responding Party to assert that the responding Party has priority to any portion of the Excluded Ligand Claim Scope at issue in such responding Party’s Cross-Licensed Patents.  For clarity, the responding Party will not waive any right to assert that the requesting Party’s designation of a claim of its Cross-Licensed Patents as a source of Excluded Ligand Claim Scope is in error for any other reason.  Except as indicated above in this Section 2.2.2(b), the responding Party may but is not required to indicate to the requesting Party if the responding Party believes that the requesting Party’s assertion of Excluded Ligand Claim Scope is in error.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(c)                                  During the term of this Agreement and thereafter, a Party may ask (the “asking Party”) in writing of the other Party (the “answering Party”) whether the answering Party believes a [***] to the asking Party falls within the Excluded Ligand Claim Scope of the answering Party.  When making any such request, the asking Party will provide to the answering Party (i) the chemical structure of [***], and (ii) if known, the claims of the answering Party’s Cross-Licensed Patents for which the asking Party believes may be relevant to the Excluded Ligand Claim Scope of the answering Party.

(d)                                 The answering Party will respond in writing within [***] days of any such request under Section 2.2.2(c).  If the answering Party believes in good faith that the particular [***] in question is within the Excluded Ligand Claim Scope of the answering Party, then the answering Party will notify the asking Party in writing and provide a copy of the answering Party’s applicable Cross-Licensed Patent and the information required by clauses (i) to (iii) of Section 2.2.2(a) for such Cross-Licensed Patent for such Excluded Ligand Claim Scope; otherwise the answering Party will respond in the negative.  Failure of a answering Party to identify any potentially applicable Excluded Ligand Claim Scope of the answering Party’s then Cross-Licensed Patents in response to a request under Section 2.2.4(c) will serve to waive the rights of the answering Party to assert that the surface molecular entity at issue is within the Excluded Ligand Claim Scope of the answering Party’s then Cross-Licensed Patents.

(e)                                  If a Party later learns that a claim designation requested under Section 2.2.2(a) or made under Section 2.2.2(c) with respect to Excluded Ligand Claim Scope is not proper, then such Party will notify the other Party in writing and provide the information causing such Party to re-evaluate the earlier designation.

(f)                                   Any request made or information disclosed under this Section 2.2 will be treated as Confidential Information of the requesting or disclosing Party.

2.2.3                     Last Disclosure.  Within [***] days of the end of the longer of the Patent License Periods or upon a Change of Control subject to Section 7.6 if earlier, each Party will disclose in writing to the other Party the identity of any Cross-Licensed Patents of such Party not previously identified that contains one or more claims that such Party reasonably believes satisfies clause (a) of the definition of “Excluded Ligand Claim Scope” in Section 1.10, along with the information required by clauses (i) to (iii) of Section 2.2.2(a).  All such disclosures will be treated as Confidential Information of the Party making the disclosure.

2.2.4                     Dispute Resolution Process.  If any disputes regarding Excluded Ligand Claim Scope arise, including any disputes as to whether a proposed claim of a Party’s Cross-Licensed Patents satisfies clause (a) of the definition of “Excluded Ligand Claim Scope” in Section 1.10, or the precedence in the case of any overlap in Excluded Ligand Claim Scope of the Parties, then at the request of one or the other Parties the Parties will promptly submit such dispute for resolution by the CEOs of the Parties (or a senior executive designee of the CEO after a Party undergoes a Change of Control), and if such CEOs (or designee(s)) are unable to resolve such dispute within [***] days of being submitted to them, then either Party may submit such dispute to fast-track, binding arbitration in accordance with the following:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(a)                                 Arbitration will be conducted in Boston, Massachusetts under the rules of the American Arbitration Association (“AAA”) then in effect for the resolution of commercial disputes in the most expedited manner permitted by such rules and subject to this Section 2.2.4.  The Parties will agree on a single arbitrator with relevant patent experience, and if the Parties are unable to agree, the arbitrator will be chosen by the AAA.  The Parties will share equally the costs charged by the arbitrator and the AAA for the arbitration.

(b)                                 Within [***] days after such dispute is referred to arbitration, each Party will provide the arbitrator with its proposed resolution of the dispute, together with a written memorandum in support of such proposed resolution of the dispute (not to exceed 5000 words in the aggregate), as well as documentary evidence in support thereof, and the arbitrator will provide each Party’s proposed resolution of such dispute to the other Party after it receives the proposed resolutions from both Parties.

(c)                                  Within [***] days after a Party submits its proposed resolution of such dispute, the other Party will have the right to respond thereto (but neither Party may change its proposed resolution of such dispute).  The response (not to exceed 2000 words) and any material in support thereof will be provided to the arbitrator and the other Party.

(d)                                 The arbitrator will have the right to meet with the Parties as necessary to inform the arbitrator’s determination.  Within [***] days of the receipt by the arbitrator of both Parties’ responses, the arbitrator will select one of the resolutions proposed by the Parties that is consistent with the terms of this Agreement and, taken as a whole, is the most fair and reasonable to the Parties in light of the totality of the circumstances and the intent of this Agreement.  The arbitrator will select a proposed resolution by one or the other of the Parties, and the arbitrator may not combine or otherwise modify the Parties’ proposals or establish solutions other than those proposed by one of the Parties.  Upon selection of the resolution by the arbitrator, such resolution will be binding and enforceable on the Parties.

2.3                               Sublicense Rights.  Each Party (but not its Affiliates) shall have the right to grant sublicenses to Third Parties under the license granted to it pursuant to Section 2.1, provided that such sublicense is made in connection and together with a bona fide (sub)license to Patent Rights Controlled by such Party other than the Cross-Licensed Patents licensed to such Party.  Sublicensees hereunder may grant further sublicenses.  The sublicensing Party shall remain responsible for the compliance by each of its Affiliates and all sublicensees (whether direct or indirect) with all relevant restrictions and limitations and any other applicable terms and conditions in this Agreement.

2.4                               No Obligation to Maintain Patent Rights.  Notwithstanding anything contained in this Agreement, neither Party shall have any obligation to obtain or maintain Control of any Patent Rights for (sub)license to the other Party.

2.5                               No Other Rights.  Nothing in this Agreement shall be interpreted to grant either Party any rights under any Patent Rights or other intellectual property rights of the other Party that are not expressly granted herein, whether by implication, estoppel or otherwise.  Without limiting the generality of the foregoing, notwithstanding the patent exhaustion/first sale doctrine, no Party or any or its Affiliates or sublicensees, nor any purchaser of any goods or services

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

covered by the (sub)license grants in Section 2.1 will, by operation of this Agreement or the purchase of any goods or services, receive any (sub)license or other right that exceeds the scope and terms of the (sub)license grants set forth in Section 2.1.

2.6                               License in Bankruptcy.  All (sub)licenses granted under this Agreement by either Party to the other Party shall be deemed to be, for the purpose of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.  The Parties agree that either Party, as (sub)licensee of such intellectual property rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.  The Parties further agree that, upon the occurrence of a Bankruptcy Event with respect to a Party, each Party shall have the right to retain and enforce their rights under this Agreement, subject to Section 7.5.

Article 3 - PATENT-RELATED PROVISIONS

3.1                               Prosecution and Enforcement.  Neither Party will have any right to prosecute, maintain, enforce or defend any of the other Party’s Cross-Licensed Patents.  Nothing contained in this Agreement shall be construed as imposing on either Party any obligation (a) to institute any suit or action for infringement of any of such Party’s Cross-Licensed Patents, (b) to defend any suit or action brought by a Third Party which challenges or concerns the validity, patentability or enforceability of any of such Party’s Cross-Licensed Patents, (c) to file any patent application or to prosecute or secure any Patent Rights or maintain any Patent Rights in force or (d) to obtain or maintain any Patent Rights or (sub)license rights from any Third Party.

3.2                               Patent Marking.  Each Party will mark any product or service as required by applicable patent marking law with any of the other Party’s Cross-Licensed Patents.

3.3                               Certain Other Inventions.  During the Patent License Period for BIND, Selecta agrees that neither it nor its Affiliates will license or seek to license, directly or indirectly, any Patent Rights (a) owned by any not-for-profit institution and (b) naming Omid Farokhzad, Robert Langer or Ulrich Von Andrian as an inventor for use outside the Selecta Field, without the prior written consent of BIND (which consent shall not be unreasonably withheld, conditioned or delayed).  During the Patent License Period for Selecta, BIND agrees that neither it nor its Affiliates will license or seek to license, directly or indirectly, any Patent Rights (i) owned by any not-for-profit institution and (ii) naming Omid Farokhzad, Robert Langer or Ulrich VonAndrian as an inventor for use outside the BIND Field, without the prior written consent of Selecta (which consent shall not be unreasonably withheld, conditioned or delayed), provided that this sentence will not have any further force or effect if there is no Patent License Period for BIND pursuant to Section 7.7.

3.4                               No Challenge.  Neither a Party nor any of its Affiliates shall challenge the validity or enforceability of any of the other Party’s Cross-Licensed Patents, nor shall any of its sublicensees or their Affiliates so challenge any such sublicensed Cross-Licensed Patents, by initiating or continuing any court or administrative action or by intentionally supporting in a material fashion any Third Party in doing the same (other than as may be required by any court order).

Article 4 - CONFIDENTIAL INFORMATION

4.1                               Generally.  During the term of this Agreement and for a period of [***] years following expiration or termination of this Agreement, each Party (a) shall maintain in confidence all Confidential Information of the other Party; (b) shall not use such Confidential Information for any purpose except in connection with the activities contemplated by this Agreement or in order to further the purposes of this Agreement or as permitted hereunder by (sub)license; and (c) shall not disclose such Confidential Information to anyone other than those of its Affiliates and their investors, prospective investors, lenders, prospective lenders, acquirors, prospective acquirors, permitted sublicensees, prospective sublicensees, employees, consultants, advisors, agents or subcontractors (collectively, “Permitted Recipients”) who are bound by written obligations of nondisclosure and non-use no less stringent than those set forth in this Article 4 and to whom such disclosure is necessary or useful in connection with such Party’s reasonable business activities.  Each Party shall ensure that such Party’s Permitted Recipients comply with these obligations.  Each Party shall notify the other promptly on discovery of any unauthorized use or disclosure of the other’s Confidential Information.

4.2                               Exceptions.  The obligations of confidentiality, non-disclosure, and non-use set forth in Section 4.1 shall not apply to the extent the receiving Party (the “Recipient”) can demonstrate that the disclosed information (a) was in the public domain at the time of disclosure to the Recipient by the other Party, or thereafter entered the public domain, in each case other than as a result of actions of the Recipient or its.  Permitted Recipients; (b) was rightfully known by the Recipient or its Permitted Recipients (as shown by its written records) prior to the date of disclosure to the Recipient by the other Party; (c) was received by the Recipient or its Permitted Recipients on an unrestricted basis from a Third Party rightfully in possession of such information and not under a duty of confidentiality to the other Party; or (d) was independently developed by or for the Recipient or its Permitted Recipients without reference to or reliance on the Confidential Information of the other Party (as demonstrated by written records).  Notwithstanding any other provision of this Agreement, Recipient’s disclosure of Confidential Information shall not be prohibited if such disclosure:  (i) is in response to a valid order of a court or other governmental body of the U.S., provided that Recipient provides the other Party with prior written notice of such disclosure in order to permit the other Party to seek a protective order or other confidential treatment of such Confidential Information; or (ii) is otherwise required by applicable law or regulation or rules of a nationally recognized securities exchange.  Further notwithstanding any other provision of this Agreement, either Party may disclose Confidential Information of the other Party to the extent necessary to exercise the rights granted to or retained by the Recipient under this Agreement in filing or prosecuting Patent Rights, prosecuting or defending litigation or otherwise establishing rights or enforcing obligations under this Agreement.

4.3                               Publicity.  Either Party desiring to issue a press release or make a public statement or disclosure regarding this Agreement shall provide the other Party with a copy of the proposed press release, statement or disclosure for review and approval in advance, which advance approval shall not be unreasonably withheld, conditioned or delayed.  No public statement or disclosure concerning the terms of this Agreement shall be made, either directly or indirectly, by either Party hereto, without first obtaining the written approval of the other Party, which advance approval shall not be unreasonably withheld, conditioned or delayed.  Once any

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

public statement or disclosure has been approved in accordance with this Section 4.3, then either Party may appropriately communicate information contained in such permitted statement or disclosure.  Notwithstanding the foregoing provisions of this Article 4, a Party may (a) disclose the terms of this Agreement where required, as reasonably determined by the disclosing Party, by applicable law, regulation or legal process or by applicable stock exchange rule and (b) disclose the terms of this Agreement under obligations of confidentiality as required in Section 4.1 to such Party’s Permitted Recipients in connection with such Party’s reasonable business activities.

Article 5 - REPRESENTATIONS AND WARRANTIES

5.1                               Mutual Warranties.  Each Party represents to the other as of the Effective Date that:

5.1.1                     It is a corporation duly organized and validly existing under the laws of the state of its incorporation;

5.1.2                     The execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action;

5.1.3                     This Agreement is legally binding and enforceable against it in accordance with its terms;

5.1.4                     It has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any of its agreements with a Third Party; and

5.1.5                     It has the right to grant the rights and (sub)licenses described in this Agreement.

5.2                               No Other Representations or Warranties.  OTHER THAN AS SET FORTH IN SECTION 5.1, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO THE VALIDITY, PATENTABILITY, ENFORCEABILITY OR SCOPE OF SUCH PARTY’S CROSS-LICENSED PATENTS OR ANY WARRANTY OR REPRESENTATION THAT ANY MANUFACTURE, USE, SALE, OFFER FOR SALE, IMPORT, LEASE OR OTHER DISPOSITION OF PRODUCTS OR SERVICES BY THE OTHER PARTY WILL BE FREE FROM INFRINGEMENT OF ANY PATENT RIGHTS OTHER THAN SUCH PARTY’S CROSS-LICENSED PATENTS LICENSED HEREIN.

Article 6 - FINANCIAL PROVISIONS

6.1                               License Fee.  Selecta will pay BIND a one-time cross-license fee of [***] Dollars ($[***]), which will be payable by wire transfer to BIND payable as follows:  (a) [***] Dollars ($[***]) no later than [***] days after the Effective Date; and (b) [***] Dollars ($[***]) on or before the later of (i) the [***] month anniversary of the Effective Date or (ii) [***] days after the closing of the Requisite Financing (as defined in Section 7.7).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

6.2                               Reimbursement of Legal Fees.  Within [***] days after the Effective Date, Selecta shall reimburse BIND for [***] legal expenses incurred by BIND before the Effective Date in connection with [***].  BIND represents and Selecta acknowledges that the total amount of these legal expenses as of the Effective Date is [***] Dollars ($[***]).

6.3                               No Other Payments.  Apart from the foregoing payment obligations in this Article 6, each of the (sub)licenses set forth in Section 2.1 will be royalty free and there will be no other payment obligations under this Agreement (other than as specified in Section 8.5).

Article 7 - TERM AND PATENT LICENSE PERIOD

7.1                               Patent License Period; Extension of Patent License Period.  The Parties agree to meet at least [***] months before the expiration of the initial Patent License Period for BIND to discuss an extension of the initial Patent License Period of each Party and will endeavor to decide on whether to extend the initial Patent License Period of each Party at least [***] months before expiration of the initial Patent License Period for BIND.  If the Parties agree upon any such extension, all references in this Agreement to the “Patent License Period” shall include the period of such extension.

7.2                               Term of the Agreement.  The term of this Agreement shall be for the life of the Patent Rights under which the (sub)licenses set forth in Section 2.1 are granted.

7.3                               No Early Termination.  No Party may unilaterally terminate this Agreement or any (sub)licenses granted hereunder, for any reason, including a material breach of this Agreement by the other Party, provided, however, that each Party will retain and may pursue any remedies for such breach that it may be entitled to in a court of law or equity, including monetary damages and injunctive and equitable relief, and provided further that the provisions of Section 7.4 shall apply.

7.4                               Breach and Diligence Failure.

7.4.1                     Default.  The following occurrences constitute a “Default” by a Party:

(a)                                 A Party materially breaches this Agreement; or

(b)                                 A Party fails to spend the Minimum R&D Amount.

7.4.2                     Minimum R&D Amount.  For purposes of establishing whether a Party has expended the Minimum R&D Amount, during the applicable Patent License Period each Party (that is, for BIND the Patent License Period for BIND and for Selecta the Patent License Period for Selecta) will report to the other Party within [***] days after the close of each calendar quarter (beginning [***] following the Effective Date) a summary of such Party’s R&D Expenditures for the prior four calendar quarters, which summary shall not describe the work performed other than in general terms.  Each Party shall keep reasonably complete and accurate records of the underlying data relating to the calculations of R&D Expenditures, and the other Party shall have the right, [***] annually, to have an independent, certified public accounting firm review any such records in the location(s) where such records are maintained upon reasonable notice and during regular business hours and under obligations of strict confidence,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

for the sole purpose of verifying the expenditure of the Minimum R&D Amount.  The report of such accounting firm shall be limited to a certificate stating whether the audited Party expended the Minimum R&D Amount for the audited period.  The auditing Party shall pay the full cost of the review unless the audit reveals that the Minimum R&D Amount was not expended during the audit period, in which case the audited Party shall pay the reasonable cost charged by such accounting firm for such review.

7.4.3                     Consequences of Default.  In the event of a Default, if after written notice thereof from the non-defaulting Party, the defaulting Party fails to cure such Default in full within [***] days after receipt of such notice (or [***] days in the case of any failure to pay monies owed), then this Agreement shall automatically be modified effective upon a second written notice to the defaulting Party within [***] days of the end of the applicable [***]- or [***]-day cure period to provide that the non-defaulting Party’s Cross-Licensed Patent Rights constitute only those Patent Rights on file before the date of such second written notice (together with any Cross-Licensed Patent of the non-defaulting Party thereafter that claim priority (directly or indirectly, in whole or in part) from such Patent Rights on file).  For the avoidance of doubt, in the event of a Default, the scope of Patent Rights included in the defaulting Party’s Cross-Licensed Patents shall remain unchanged.

7.5                               Bankruptcy Event.  In the case of a Bankruptcy Event of either Party, this Agreement shall automatically be modified to provide that the Cross-Licensed Patent Rights of the Party that has not experienced a Bankruptcy Event constitute only those Patent Rights on file before the date of the Bankruptcy Event (together with any Cross-Licensed Patent Rights of such Party thereafter that claim priority (directly or indirectly, in whole or in part) from such Patent Rights on file).  For the avoidance of doubt, in the event of a Bankruptcy Event, the scope of Patent Rights included in the Cross-Licensed Patents of the Party experiencing the Bankruptcy Event shall remain unchanged.

7.6                               Change of Control.  Upon the occurrence of a Change of Control of either Party during the Patent License Period, then the Cross-Licensed Patents of each Party will constitute only those Patent Rights on file before such Change of Control is consummated (together with any Cross-Licensed Patent Rights of a Party or its successor thereafter that claim priority (directly or indirectly, in whole or in part) from such Patent Rights on file), and Sections 3.3 and 8.1 will terminate.  For clarity, this Section 7.6 may apply even if Section 7.4 has already been applied.

7.7                               Minimum Selecta Financing.  If Selecta has not received at least [***] Dollars ($[***]) in gross proceeds through the sale of its capital stock by [***] (the “Requisite Financing”), then this Agreement shall automatically be modified to provide that there shall not be any BIND Licensed Patents nor any Patent License Period for BIND, and Section 2.1.1 shall terminate effective as of the Effective Date.  For the avoidance of doubt, the scope of Patent Rights included in the Selecta Licensed Patents shall remain unchanged.

Article 8 - MISCELLANEOUS PROVISIONS

8.1                               Nonsolicitation.  During the period beginning on the Effective Date and ending on the [***] anniversary thereof, neither Party (nor any of its Affiliates) will, directly or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

indirectly, solicit to hire, whether as an employee or consultant, any employee of the other Party or any of its Affiliates (or any person who had been employed by such other Party or any of its Affiliates at any time during the prior [***] months); provided that if an employee of such other Party or any of its Affiliates contacts such first Party or any of its Affiliates regarding a job opening, such employee-initiated contact and any subsequent hire of such employee will not be prohibited by this Section 8.1.

8.2                               Assignment; Transfer of Patent Rights.  The rights and obligations provided for in this Agreement may be assigned, delegated or transferred by either Party only with the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except this Agreement may be assigned in full to an Affiliate or a successor in ownership of all or substantially all of the business or assets of the assigning Party (whether by merger, consolidation, sale or otherwise) provided that such Party provides written notice to the other Party of such assignment and the assignee of this Agreement agrees in writing to be bound as such Party hereunder.  Further, each Party may license, assign or otherwise transfer any of its Cross-Licensed Patents, provided that the assigning Party shall ensure that any purchaser, assignee or transferee of any Patent Rights underlying the licenses granted herein is notified about the restrictions and grants of (sub)licenses and other rights contained in this Agreement and shall require that any such purchaser, assignee or transferee and its Affiliates agree to be bound in writing by the (sub)licenses and obligations of the transferor set forth herein.  Any such assignment, delegation or transfer, or any such license, assignment or transfer, in violation of this Section 8.2 shall be void.  This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of each of the Parties.

8.3                               No Waiver.  No express or implied waiver by either of the Parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other Party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

8.4                               Governing Law.  The laws of the Commonwealth of Massachusetts (without reference to any of its principles of conflicts of law that would require the application of laws other than such Massachusetts laws) shall govern the construction, interpretation and other matters arising out of or in connection with this Agreement (whether arising in contract, tort, equity or otherwise); provided that any dispute relating to the scope, validity, enforceability or infringement of any Patent Rights shall be governed by the substantive laws of the jurisdiction in which such Patent Rights apply.

8.5                               Disputes.  The prevailing Party in any litigated dispute under this Agreement will be entitled to recover from the other Party all of its out-of-pocket costs and expenses arising from such litigation (including attorneys’ fees incurred both before and through the completion of the litigation).

8.6                               No Consequential Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY BY REASON OF THIS AGREEMENT OR ANY BREACH OR TERMINATION OF THIS AGREEMENT FOR ANY LOSS OF

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

PROSPECTIVE PROFITS OR FOR ANY INCIDENTAL, PUNITIVE, SPECIAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES.

8.7                               Severability.  If any term, clause, or provision of this Agreement shall be judged to be invalid or unenforceable, the validity and enforceability of any other term, clause, or provision shall not be affected; and such invalid or unenforceable term, clause, or provision shall be deemed deleted from this Agreement.  If the absence of the invalid or unenforceable term, clause, or provision materially and adversely affects the substantive rights of the Parties, the Parties shall in use their reasonable best efforts to replace the invalid or unenforceable term, clause, or provision with a valid and enforceable provision which, insofar as practical, implements the purposes of this Agreement.

8.8                               Entire Agreement; Amendments.  This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

8.9                               Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by (i) reputable international mail courier service with confirmation of delivery or (ii) telecopy with confirmation of receipt, and addressed as follows:

8.9.1                     If to BIND:

BIND Biosciences, Inc.
101 Binney Street
Cambridge, Massachusetts  02142
Telecopy:  (+1) 617-491-0351
Attention:  President

8.9.2                     If to Selecta:

Selecta Biosciences, Inc.
480 Arsenal Street, Building One
Watertown, Massachusetts  02472
Telecopy:  (+1) 617-924-3454
Attention:  President

8.10                        Relationship of the Parties.  Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other, except as expressly provided in this Agreement.  Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees.  No employee or representative of a Party shall have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said other Party’s approval.  For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship under this Agreement of each Party to the other Party shall be that of independent contractor.  Nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers between the Parties.  There are no express or implied third party beneficiaries hereunder.

8.11                        Counterparts.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument even if both parties have not executed the same counterpart.  Signatures provided by facsimile transmission shall be deemed to be original signatures.

8.12                        Jurisdiction.  The Parties hereby irrevocably consent to the exclusive jurisdiction and venue of any state or federal court sitting in the metropolitan area of Boston, Massachusetts, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court, and each Party consents to the jurisdiction and venue of such court or courts and agrees that the service upon it of a summons and complaint by ordinary mail shall be sufficient for such court or courts to exercise personal jurisdiction over the Parties and their Affiliates.

8.13                        Interpretation.

8.13.1              Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting party shall not apply.

8.13.2              Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” (or “includes without limitations”).  “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used.  The terms “shall” and “will” shall have the same meaning hereunder.  Unless otherwise provided, all references to Articles, Sections and Exhibits in this Agreement are to Articles, Sections and Exhibits of this Agreement.  References to any Articles and Sections include Sections and subsections that are part of the specified Article or Section, applicable (e.g., a section numbered “Section 2.1.1 would be part of “Section 2.1”, and references to “Article 2” would also refer to material contained in the subsection described as “Section 2.1.3”).  The captions to the Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the Articles and Sections hereof.

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IN WITNESS WHEREOF, the parties, by their authorized representatives, have executed this Agreement.

BIND BIOSCIENCES, INC.		SELECTA BIOSCIENCES, INC.

By:	/s/ Glenn Batchelder	By:	/s/ Robert L. Bratzler

Name:	Glenn Batchelder	Name:	Robert L. Bratzler

Title:	President and CEO	Title:	President

Date:	12/17/08	Date:	12/18/08

EXHIBIT A

BIND Licensed Patents

1.                                      [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

Selecta Licensed Patents

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.